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                                                                   Exhibit 99.01

                                      PROXY

                            ILLUMINET HOLDINGS, INC.

           This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders, December 12, 2001

     The undersigned hereby appoints Richard A. Lumpkin and Roger H. Moore, and each of them proxies, with full power of substitution and revocation, to vote the shares of stock of Illuminet Holdings, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at Illuminet's Principal executive offices at 4501 Intelco Loop, Lacey, Washinton, 98503 on December 12, 2001 at 9:00 a.m. local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     Please mark your vote, sign, date and return this proxy card promptly in the enclosed, postage-paid envelope.

     This proxy, when properly executed, will be voted as instructed herein by the undersigned stockholder. If no instructions are given, this proxy will be voted "FOR" the proposals herein and according to the discretion of the proxy holders on any other matters that may properly come before the meeting.

     The Board of Directors recommends a vote FOR Proposals 1 and 2.

     1. To approve the merger of Illinois Acquisition Corporation, a wholly owned subsidiary of VeriSign, Inc., with and into Illuminet Holdings, Inc. and to approve and adopt a merger agreement with VeriSign whereby each share of Illuminet common stock will be exchanged for 0.93 shares of VeriSign common stock.

    [_]  FOR        [_]  AGAINST   [_]  ABSTAIN


     2. To grant Illuminet management the discretionary authority to adjourn the special meeting to a date not later than January 11, 2002 in order to enable the Illuminet board of directors to continue to solicit additional proxies in favor of the merger.

    [_]  FOR        [_]  AGAINST   [_]  ABSTAIN

     Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

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                                                  Date

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                                                  Name of Stockholder

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                                                  Authorized Signature

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                                                  Title of Authorized Signature